                                                                   EXHIBIT 10.12

                               OPTION AGREEMENT

     This Option Agreement (this "AGREEMENT"), dated as of November 5, 1998, is between United Pan-Europe Communications N.V., a company organized under the laws of The Netherlands (together with its successors and assigns, the "COMPANY"), DIC Communication and Technology Ltd., a corporation organized and existing under the laws the State of Israel ("DIC"), and PEC Israel Economic Corporation, a corporation organized and existing under the laws of the State of Maine, United States of America ("PEC"). DIC and PEC, collectively, are hereafter referred to as "DPC".

                                   RECITALS

     A. Simultaneous with the execution and delivery hereof, DIC Loans (as defined below) has loaned to a subsidiary of the Company US $90,000,000 (the "LOAN"), which Loan is evidenced by the Note (as defined below) and secured by, and subject to the terms of, the Pledge (as defined below).

     B. The parties are entering into this Agreement as a condition to the Loan.

                                   AGREEMENT

     In consideration of the foregoing, the parties agree as follows:

     SECTION 1.  DEFINITIONS.  For purposes of this Agreement, the following
                 -----------
terms have the following meanings:

     "ADDITIONAL AMOUNT" has the meaning set forth in the Note.

     "ADDITIONAL SHARES" has the meaning set forth in Section 2(l)(i).

     "ADMINISTRATIVE OFFICE" has the meaning set forth in Section 2(a).

     "AFFILIATE" means, with respect to any Person, any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "CONTROL" means the ownership of fifty percent (50%) or more of the voting interests of such Person.

     "AGREEMENT" means this Option Agreement as amended, modified, restated and replaced from time to time.

     "BORROWER" has the meaning set forth in Section 1 of the Funding Agreement.

     "BUSINESS DAY" means any day on which banks in each of Tel Aviv, Israel, Amsterdam, The Netherlands and New York, New York, United States of America are generally open to the public for the conduct of commercial banking transactions.

     "CLOSING" and "CLOSING DATE" have the meanings set forth in Section 3(a).

     "COMPANY REPRESENTATIVES" has the meaning set forth in Section 10(a).

     "COMPANY'S VALUE" has the meaning set forth in Section 2(f).

     "DIC/PEC CABLE" means DIC and PEC Cable TV Ltd., a corporation organized under the laws of the State of Israel and all the interests in which are owned directly or indirectly by DPC.

     "DIC LOANS" means DIC Loans Ltd., a corporation organized and existing under the laws of the State of Israel and a wholly owned subsidiary of Discount.

     "DISCOUNT" means Discount Investment Corporation Ltd., a corporation organized under the laws of the State of Israel.

     "DOLLARS" or "US $" means United States dollars, the lawful currency of the United States of America.

     "DPC REPRESENTATIVES" has the meaning set forth in Section 10(a).

     "DUE DILIGENCE PERIOD" has the meaning set forth in Section 2(g).

     "DUTCH GUILDERS" means the lawful currency of The Netherlands.

     "ENCUMBRANCE" means any debt, charge, attachment, lien, claim or any other third party right.

     "EXCHANGE AGREEMENT" means an Exchange Agreement to be executed and delivered at the Closing by UIH Europe, and each Person receiving Ordinary Shares in connection with the exercise of the Option by Holder, substantially in the form attached hereto as Exhibit B.

     "EXERCISE DATE" means the date the Company receives or is deemed to receive an Option Exercise Notice in accordance with the terms of this Agreement.

     "EXERCISE PERIOD" means the period beginning on the date hereof and ending on the earlier of:


          (i) the date seven (7) Business Days after DPC receives the IPO Notice if the IPO is consummated as set forth in the IPO Notice;

          (ii) the time six (6) hours after DPC receives either a Higher IPO Price Notice or a Lower IPO Price Notice if the IPO is consummated at the price set forth in such Higher IPO Price Notice or Lower IPO Price Notice, as the case may be;

          (iii) the date seven (7) Business Days after DPC receives the QPP Notice if the Qualifying Private Placement is consummated as set forth in the QPP Notice;

          (iv) the date two (2) Business Days after DPC receives either a Higher QPP Price Notice or a Lower QPP Price Notice if the Qualifying Private Placement is consummated at the price set forth in such Higher QPP Price Notice or Lower QPP Price Notice, as the case may be;

          (v) the date upon which the definitive agreement for the Restructuring is executed if the Restructuring is consummated;

          (vi) the date seven (7) Business Days after DPC receives a Reorganization Notice if the Reorganization Event is consummated as set forth in the Reorganization Notice;

          (vii) the date twenty (20) Business Days prior to the Prepayment Date set forth in the Prepayment Notice received by DPC if the Prepayment is consummated as set forth in the Prepayment Notice; and

          (viii) the date that is two years after the date hereof if the Option Exercise Notice is not, or is not deemed to be, delivered in connection with a Potential Termination Event.

     "FAIR MARKET VALUE OF THE COMPANY" means the greater of:


          (i) the sum of (A) the price at which the entire common equity of the Company, as a going concern, could be sold in an arms' length transaction to an unaffiliated bona fide third party purchaser in an orderly sale determined in accordance with Section 2(f), plus (B) the aggregate exercise or conversion price payable to the Company upon the exercise or conversion of all outstanding warrants, rights and options to purchase, and securities convertible into, share capital of the Company; and

          (ii) the sum of (A) an equity value of US $850,000,000 (which value takes into account the proceeds that the Company has received and will receive in connection with the contribution by UIHI and/or its subsidiaries of any interest in Monor Communications Group Inc., Monor Telefon Tasarsag Rt., Tara Television Ltd., Tara Television Global Ltd.,

     Iberian Programming Services, and any of such entities' successors and the amount of US$63,000,000 in cash received by the Company pursuant to the Promissory Note dated March 16, 1998 given by the Company in favor of UIH Europe), plus (B) an amount equal to 8% per annum interest thereon from May 28, 1998 through the Valuation Date computed in the same manner as Interest is computed on the Note, plus (C) the amount of proceeds received by the Company as a contribution or other payment for common equity from May 28, 1998 through the Valuation Date in cash or other assets from any shareholder of the Company (excluding the proceeds referred to in part (A) of this clause (ii) that may be received by the Company after May 28,
     1998), minus (D) the Net Borrowing Adjustment plus (E) the aggregate exercise or conversion price payable to the Company upon the exercise or conversion of all warrants, rights and options to purchase, and securities convertible into, share capital of the Company issued by the Company from May 28, 1998 through the Valuation Date, as such sum shall be determined and certified in writing to DPC by the Company's independent public accountants.

     "FMV SHARE PRICE" means the value attributed to each Ordinary Share included in the Option Shares, determined in accordance with Section 2(e).

     "FULLY DILUTED ORDINARY SHARES" has the meaning set forth in Section
2(l)(i).

     "FUNDING AGREEMENT" means the Funding Agreement dated as of August 24, 1998 between the Company, DIC and PEC.

     "GAAP" has the meaning set forth in Section 4(e).

     "HIGHER IPO PRICE NOTICE" has the meaning set forth in Section 2(b)(i)(B).

     "HIGHER QPP PRICE NOTICE" has the meaning set forth in Section 2(b)(ii).

     "HOLDER" means DPC, and all successors and permitted assigns of DPC.

     "INDEBTEDNESS" has the meaning set forth in Section 2(k).

     "INFORMATION" has the meaning set forth in Section 10(a).

     "INTEREST" has the meaning set forth in Section 1 of the Note.

     "IPO" means an underwritten public offering by the Company of Ordinary Shares (or depository receipts with respect thereto) registered under the United States Securities Act of 1933, as amended, together with the listing or quoting of Ordinary Shares or such depository receipts on a Securities Exchange, or a similar public offering by the Company, together with the listing on a regulated stock exchange, of Ordinary Shares in London, Amsterdam or such other location as the Company determines to be appropriate.

     "IPO NOTICE" has the meaning set forth in Section 2(b)(i)(A).

     "LOWER IPO PRICE NOTICE" has the meaning set forth in Section 2(b)(i)(B).

     "LOWER QPP PRICE NOTICE" has the meaning set forth in Section 2(b)(ii).

     An event is deemed to have a "MATERIAL ADVERSE EFFECT" if it would cause the valuation of the common equity of the Company, determined in a manner consistent with Section 2(f), to be reduced by 10% from such valuation if such event had not occurred.

     "MATURITY DATE" has the meaning set forth in the Note.

     "NET BORROWING ADJUSTMENT" has the meaning set forth in Section 2(k).

     "NOTE" means the promissory note dated the date hereof issued by the Borrower pursuant to the Funding Agreement.

     "NON-FMV SHARES" has the meaning set forth in Section 7(c).

     "OPTION" has the meaning set forth in Section 2(a).

     "OPTION EXERCISE NOTICE" has the meaning set forth in Section 2(a).

     "OPTION SHARES" means the total number of the fully paid and nonassessable Ordinary Shares to be issued and delivered to Holder by the Company at the Closing, which shall be calculated in accordance with Section 2(d).

     "ORDINARY SHARES" means the ordinary shares of the Company with a par value of one Dutch Guilder each, together with any other ordinary shares of the Company that may be issued by the Company in substitution therefor.

     "PERSON" means any natural person, company, corporation, partnership, joint venture, trust, association, investment company, fund, unincorporated entity of any kind or governmental agency or authority.

     "PLEDGE" means the Pledge Agreement dated the date hereof between Tishdoret Achzakot Ltd., a corporation organized under the laws of the State of Israel, and The First International Bank of Israel Ltd., a financial institution organized under the laws of the State of Israel, and FIBI-On Ltd., a financial institution organized under the laws of the State of Israel.

     "PLEDGE RELEASE" has the meaning set forth in Section 3(a)(ii)(A)(ii).

     "POTENTIAL TERMINATION EVENT" means any IPO, Qualifying Private Placement, Reorganization Event, the Restructuring, or the prepayment of the Note in full.

     "PREPAYMENT NOTICE" has the meaning set forth in Section 2(b)(v).

     "PURCHASE PRICE" means an amount, in immediately available Dollar funds, equal to the (i) the Original Amount (as defined in the Note) plus (ii) the unpaid and outstanding Interest (as defined in the Note) thereon from and after the date hereof through the Closing Date at a rate of 8% per annum computed in the same manner as set forth in the Note.

     "QPP NOTICE" has the meaning set forth in Section 2(b)(ii).

     "QUALIFYING PRIVATE PLACEMENT" means the private sale of Ordinary Shares by the Company to one or more investors (who shall be unaffiliated bona fide third party purchasers) in one or a series of related bona fide transactions pursuant to which the Company receives aggregate gross sales proceeds of at least US $100,000,000.

     "REGISTRATION RIGHTS AGREEMENT" means a Registration Rights Agreement to be executed and delivered at the Closing by the Company, and each Person receiving Ordinary Shares in connection with the exercise of the Option by Holder, substantially in the form attached hereto as Exhibit C.

     "REGISTRATION STATEMENT" means the principal documents required under applicable law to be filed with the SEC for the purpose of effecting a public offering of securities.

     "REORGANIZATION EVENT" has the meaning set forth in Section 8.

     "REORGANIZATION NOTICE" has the meaning set forth in Section 2(b)(iv).

     "RESTRUCTURING" means the exchange of all or part of the ownership interests of DIC/PEC Cable and its Affiliates in Tevel Israel International Communications Ltd. and its successors and assigns, for ownership interests in the Company.

     "RESTRUCTURING VALUATION DATE" has the meaning set forth in Section 2(e)(iii).

     "SEC" means the competent authority regulating under applicable law offerings of securities to the public in the jurisdiction where such offerings are effected.

     "SECURITIES EXCHANGE" means the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market in the United States of America.

     "SHAREHOLDERS' AGREEMENT" means a Shareholders' Agreement concerning the Company to be executed and delivered at the Closing by UIH Europe and each Person receiving Ordinary Shares in connection with the exercise of the Option by Holder, a copy of which is attached hereto as Exhibit D.

     "SURRENDER COSTS" has the meaning set forth in Section 3(c)(iv).

     "TERMINATION NOTICE" has the meaning set forth in Section 2(b).

     "TRANSFER" has the meaning set forth in Section 6(a).

     "UIH EUROPE" means UIH Europe, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America, and its successors and permitted assigns.

     "UIHI" means United International Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America, and its successors and assigns.

     "VALUATION DATE" means the last day of the month immediately preceding the month in which an Option Exercise Notice is delivered to the Company in connection with a Reorganization Event, the prepayment of the Note in full or otherwise pursuant to Section 2(c).

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, all of the equity interests of, and voting power in, another Person which are beneficially owned, directly or indirectly, by the first Person.

     "20% CLOSING" and "20% CLOSING DATE" have the meanings set forth in Section 3(b)(ii).

     "20% EXERCISE NOTICE" has the meaning set forth in Section 2(l)(ii).

     "20% OPTION" has the meaning set forth in Section 2(l)(i).

     SECTION 2.  OPTIONS.
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     (a)  Grant of Option.  In consideration for arranging the Loan and subject to the terms and conditions of this Agreement, the Company hereby grants to DPC the right to acquire upon issue Ordinary Shares (the "OPTION"). The Option may be exercised in whole, but not in part, at any time during the Exercise Period by delivery, in accordance with the terms of this Section 2, of a written notice in the form of Exhibit A (an "OPTION EXERCISE NOTICE"), duly completed and executed, to the Company at its administrative office at Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands (or such other place as the Company has specified by not less than ten (10) Business Day's prior written notice to Holder, the "ADMINISTRATIVE OFFICE"), and compliance with the terms of Section 3(a). Except as otherwise expressly set forth herein, delivery of an Option Exercise Notice is irrevocable and will unconditionally obligate Holder and the Company to satisfy each of the Closing obligations set forth in Section 3(a). Any failure by Holder to duly deliver an Option Exercise Notice within the applicable Exercise Period will result in the termination of the Option as specified in Section 2(j).

     (b)  Exercise in Connection with a Potential Termination Event.

          (i)  Exercise in Connection with an IPO.

               (A) If the Company shall at any time propose to effect an IPO for cash (other than an offering relating to a Reorganization Event or an employee benefit plan), the Company shall provide prompt written notice thereof to Holder in accordance with clause (B) of Section 2(b)(i). As soon as practicable after initial anticipated minimum and maximum offering prices per Ordinary Share in connection with such IPO have been established by the Company, but not sooner than ten (10) Business Days after the date that a Registration Statement with respect to such IPO is first filed with the SEC, the Company shall provide written notice to Holder (the "IPO Notice") setting forth (i) the initial anticipated minimum and maximum offering prices per Ordinary Share (which prices may differ from the proposed minimum and maximum offering prices in the offering), (ii) the anticipated date of consummating such IPO, and
          (iii) a brief description of Holder's rights under this Section 2. If Holder desires to exercise the Option in connection with the IPO, Holder shall deliver to the Company, on or before the date seven (7) Business Days after Holder receives the IPO Notice, an Option Exercise Notice. If the Company has received such Option Exercise Notice and the actual offering price to the public per Ordinary Share in such offering will exceed the anticipated maximum offering price per Ordinary Share set forth in the IPO Notice, the Company shall provide to Holder prompt written notice of such proposed offering price to the public (a "HIGHER IPO PRICE NOTICE"). If the Company has not received such Option Exercise Notice and the actual offering price to the public per Ordinary Share in such offering will be less than the anticipated minimum offering price per Ordinary Share set forth in the IPO Notice, the Company shall provide to Holder prompt written notice of such proposed offering price to the public (a "LOWER IPO PRICE NOTICE"). Upon Holder's receipt of a Higher IPO Price Notice, Holder's previous Option Exercise Notice shall be revoked, and, if Holder intends to exercise the Option, Holder shall deliver to the Company, within six (6) hours after Holder receives the Higher IPO Price Notice, an Option Exercise Notice. Upon Holder's receipt of a Lower IPO Price Notice, if Holder intends to exercise the Option, Holder shall deliver to the Company, within six (6) hours after Holder receives the Lower IPO Price Notice, an Option Exercise Notice. For the purpose of determining whether either of the foregoing six (6) hour periods have run, there shall be excluded any period (i) from 10:00 p.m. of any day through 8:00 a.m. of the following day, (ii) from 5:00 p.m. of any Friday through 8:00 a.m. of the following Sunday and (iii) from 5:00 p.m. on the eve of any official public holiday in Israel through 8:00 a.m. on the next business day in Israel (in each such case, Israel time). Holder shall be entitled, by notice given to the Company, (i) to revoke an Option Exercise Notice given in response to an IPO Notice if the Company ceases to actively pursue completion of the IPO or if the IPO is not consummated within one hundred eighty
          (180) calendar days after receipt by the Company of such Option Exercise Notice, and (ii) to revoke an Option Exercise Notice given in response to a Higher or Lower IPO Price Notice if the IPO is not consummated within ten (10) Business Days of the receipt by the Company of such Option Exercise Notice. Any such revocation by Holder may be effected within seven (7) Business Days after the earlier of the date the Company gives written notice to Holder that it has ceased actively to pursue completion of the IPO, the expiration of such one hundred eighty (180) calendar day period or such non consummation after a Higher or Lower IPO Price Notice.

               (B) If the Company decides to pursue an IPO, it shall give prompt notice of such decision to Holder. Thereafter, the Company shall provide timely information to Holder as to progress toward an IPO, including the anticipated timing of delivery of any IPO Notice and the anticipated size and pricing of the IPO. To the extent practicable and appropriate in the circumstances, the Company shall provide Holder with drafts of disclosure documents to be used in the IPO. Holder recognizes that any such drafts will necessarily be preliminary in nature and that no representation or warranty can or will be made or deemed to have been made by the Company in connection therewith. At the request of the Company, Holder shall return to the Company all drafts (and copies thereof originating with Holder, including those provided to its advisors) of such documents and other information delivered to Holder pursuant to this clause (B) of Section 2(b)(i).

               (C) After the Company has given to Holder preliminary notice of an IPO pursuant to clause (B) of Section 2(b)(i), Holder shall furnish to the Company such information relating to Holder and its ownership and intentions in respect of the Option as the Company shall reasonably request and shall cooperate fully with any reasonable request made by the Company to enable the Company to comply with its disclosure obligations in respect of the IPO. The Company will deliver to Holder any prospectus or other public documents filed with applicable regulatory or listing authorities in connection with the IPO within three (3) Business Days of making such filing.

     (ii) Exercise in Connection with a Qualifying Private Placement.

               (A) If the Company shall at any time propose to enter into a definitive agreement for a Qualifying Private Placement, the Company shall provide prompt written notice of such proposal (a "QPP NOTICE"), in any event, not less than, ten (10) Business Days before the anticipated execution and delivery of such agreement by the parties thereto, to Holder of the Company's intention to do so, of the anticipated purchase price per Ordinary Share in and the anticipated date of consummating such Qualifying Private Placement, and of Holder's rights under this Section 2. If Holder desires to exercise the Option in connection with the Qualifying Private Placement, Holder shall deliver to the Company, on or before the date seven (7) Business Days after Holder receives the QPP Notice, an Option Exercise Notice. If the Company has received such Option Exercise Notice and the purchase price per Ordinary Share in such Qualifying Private Placement will exceed the purchase price per Ordinary Share set forth in the QPP Notice, the Company shall provide to Holder prompt written notice of such higher purchase price per Ordinary Share (a "HIGHER QPP PRICE NOTICE"). If the Company has not received such Option Exercise Notice and the purchase price per Ordinary Share in such Qualifying Private Placement will be less than the purchase price per Ordinary Share set forth in the QPP Notice, the Company shall provide to Holder prompt written notice of such lower purchase price per Ordinary Share (the "LOWER QPP PRICE NOTICE"). Upon Holder's receipt of a

          Higher QPP Price Notice, Holder's previous Option Exercise Notice shall be revoked, and, if Holder intends to exercise the Option, Holder shall deliver to the Company, on or before two (2) Business Days after Holder received the Higher QPP Price Notice, an Option Exercise Notice. Upon Holder's receipt of the Lower QPP Price Notice, if Holder intends to exercise the Option, Holder shall deliver to the Company, on or before two (2) Business Days after Holder receives the Lower QPP Price Notice, an Option Exercise Notice. The Company shall give Holder prompt notice if the Qualifying Private Placement is not consummated in accordance with the terms disclosed to Holder in the QPP Notice, as modified by the Higher QPP Price Notice or Lower QPP Price Notice, as the case may be. Holder shall be entitled, by notice given to the Company, to revoke an Option Exercise Notice given in response to a QPP Notice or a Higher or Lower QPP Price Notice if the Qualifying Private Placement is not consummated in accordance with such terms within the period determined therefor in the definitive agreement relating to the Qualifying Private Placement. Any such revocation by Holder may be effected within ten (10) Business Days of its receipt of notice from the Company of such non-consummation.

                 (B) If the Company decides to pursue a Qualifying Private Placement, it shall give prompt notice of such decision to Holder. Thereafter, the Company shall provide timely information to Holder as to progress toward completion of a Qualifying Private Placement, including the anticipated timing of delivery of any QPP Notice and the anticipated size of, and purchase price per Ordinary Share in the Qualifying Private Placement. To the extent practicable and appropriate in the circumstances, the Company shall provide Holder with the disclosure documents, if any, and drafts of definitive agreements to be used in the Qualifying Private Placement. Holder recognizes that no representation or warranty can or will be made or deemed to have been made by the Company in connection therewith. At the request of the Company, Holder shall return to the Company all drafts (and copies thereof originating with Holder, including those provided to its advisors) of such documents and other information delivered to Holder pursuant to this clause (B) of Section 2(b)(ii).

                 (C) After the Company has given to Holder preliminary notice of a Qualifying Private Placement pursuant to clause (ii)(B) of
          Section 2(b), Holder shall furnish to the Company such information relating to Holder and its ownership and intentions in respect of the Option as the Company shall reasonably request and shall cooperate fully with any reasonable request made by the Company to enable the Company to comply with its disclosure obligations in respect of the Qualifying Private Placement and negotiation of a definitive agreement in connection therewith. The Company will deliver to Holder any offering memorandum used in connection with the Qualifying Private Placement within three (3) Business Days of its first delivery to any potential investor.

          (iii) Exercise in Connection with the Restructuring. If Holder intends to exercise the Option in connection with the Restructuring, Holder shall deliver to the Company, on or before the execution of the definitive agreement therefor by the parties thereto, an Option Exercise Notice. The Company shall give Holder prompt notice if the definitive agreement relating to the Restructuring is not consummated in accordance with its terms. Holder shall be entitled, by notice given to the Company, to revoke an Option Exercise Notice given in connection with the Restructuring if the Restructuring is not consummated in accordance with such terms within the period determined therefor in the definitive agreement relating to the Restructuring. Any such revocation by Holder shall be effected within ten (10) Business Days of its receipt of notice from the Company of notice of such non-consummation.

          (iv) Exercise in Connection with a Reorganization Event.

               (A) If the Company shall at any time propose to enter into a definitive agreement for a Reorganization Event, the Company shall provide prompt written notice of such proposal (a "REORGANIZATION NOTICE"), in any event, not less than, ten (10) Business Days before the anticipated execution and delivery of such agreement by the parties thereto, to Holder of the Company's intention to do so, of the anticipated terms per Ordinary Share in, and the anticipated date of consummating such Reorganization, and of Holder's rights under this
          Section 2. If Holder desires to exercise the Option in connection with the Reorganization Event, Holder shall deliver to the Company, on or before the date seven (7) Business Days after Holder receives the Reorganization Notice, an Option Exercise Notice. The Company shall give Holder prompt notice if the Reorganization Event is not consummated in accordance with the terms disclosed to Holder in the Reorganization Notice. Holder shall be entitled, by notice given to the Company, to revoke an Option Exercise Notice given in response to a Reorganization Notice if the Reorganization Event is not consummated in accordance with such terms within the period determined therefor in the definitive agreement relating to the Reorganization Event. Any such revocation by Holder shall be effected within ten (10) Business Days of its receipt of notice from the Company of notice of such non-consummation.

               (B) If the Company decides to pursue a Reorganization Event, it shall give prompt notice of such decision to Holder. Thereafter, the Company shall provide timely information to Holder as to progress toward completion of a Reorganization Event, including the anticipated time of delivery of any Reorganization Notice and the anticipated terms of the Reorganization Event. To the extent practicable and appropriate in the circumstances, the Company shall provide Holder with the disclosure documents, if any, and drafts of definitive agreements to be used in the Reorganization Event. Holder recognizes that no representation or warranty can or will be made or deemed to have been made by the Company in connection therewith. At the request of the Company, Holder shall return to the Company all drafts (and copies thereof originating with Holder, including those provided to its advisors) of such documents and other information delivered to Holder pursuant to this clause (B) of Section 2(b)(iv).

          (v) Exercise in Connection with a Prepayment of the Note in Full. If the Borrower shall at any time propose to prepay the Note in full, the Company shall provide prompt written notice of such proposal (a "PREPAYMENT NOTICE"), in any event, not less than, ninety (90) Business Days before the date on which the Note is anticipated to be prepaid in full, to Holder of the Borrower's intention to do so and of Holder's rights under this Section
     2. If Holder desires to exercise the Option in connection with such prepayment, Holder shall deliver to the Company, on or before the date twenty (20) Business Days prior to the Prepayment Date specified in the Prepayment Notice, an Option Exercise Notice. The Company shall give Holder prompt notice if the Note is not prepaid in full as specified in the Prepayment Notice. Holder shall be entitled, by notice given to the Company, to revoke an Option Exercise Notice given in response to a Prepayment Notice in the event of such failure to prepay the Note. Any such revocation by Holder shall be effected within ten (10) Business Days of its receipt of notice from the Company of such failure.

     (c) Exercise Not in Connection with a Potential Termination Event. If Holder desires to exercise the Option but has not received an IPO Notice, a QPP Notice, a Reorganization Notice or a Prepayment Notice, Holder shall deliver to the Company an Option Exercise Notice. Holder may only deliver an Option Exercise Notice pursuant to this Section 2(c) once and only after Holder shall have given the Company written notice of Holder's intention to deliver an Option Exercise Notice at least five (5) Business Days prior to doing so. If the Company gives an IPO Notice, a QPP Notice or a Reorganization Notice or a definitive agreement with respect to the Restructuring is executed by the parties thereto after delivery of an Option Exercise Notice by Holder pursuant to this Section 2(c) but prior to final determination of Fair Market Value of the Company in accordance with Section 2(f), the Option shall be deemed to have been exercised in connection with such IPO Notice, QPP Notice, Reorganization Notice or definitive agreement, as the case may be, unless Holder gives notice to the Company to the contrary within seven (7) Business Days of the Company giving the applicable notice hereunder, or not later than upon the execution by Holder of the definitive agreement relating to the Restructuring, as the case may be. If the Holder gives notice to the contrary, Holder will be deemed not to have given any notice of exercise of the Option. If Holder does not so give notice to the contrary, Holder shall be deemed to have given notice of exercise of the Option in connection with such new circumstance, Holder and the Company will follow the procedures applicable to such an exercise as specified herein, and for the purpose of the first two sentences of this Section 2(c) the notices actually delivered by Holder shall be treated as if not given. In case that the exercise of the Option in connection with a Potential Termination Event will be revoked in accordance with the applicable provisions of the Agreement, the Option may thereafter be exercised by Holder pursuant to this Section 2(c).

     (d) Determination of Number of Option Shares. The number of Ordinary Shares to be issued to Holder as Option Shares at the Closing shall be determined as follows:

          (i) if the definitive agreement for the Restructuring has been executed and delivered by the parties thereto prior to the Closing Date, the total number of Option Shares shall be equal to (A) the total Purchase Price divided by (B) the product derived from multiplying the FMV Share Price by 0.8; or

          (ii) if the definitive agreement for the Restructuring has not been executed and delivered by the parties thereto prior to the Closing Date, the total number of Option Shares shall be equal to (A) the total Purchase Price divided by (B) the product derived from multiplying the FMV Share Price by 0.9.

If the number of Option Shares delivered at the Closing is determined in accordance with clause (i) of this Section 2(d) and the definitive agreement for the Restructuring is thereafter terminated without the Restructuring having been consummated for any reason other than a breach by the Company of its obligations under such definitive agreement, the number of Option Shares deliverable at the Closing shall be retroactively adjusted and Holder shall return to the Company for cancellation certificates representing Option Shares received by Holder at the Closing to the extent the total number of Option Shares received exceeds the number that would have been determined in accordance with clause (ii) of this
Section 2(d).

     (e) FMV Share Price. For purposes of this Agreement, "FMV SHARE PRICE" as of the Valuation Date shall be the price per Ordinary Share determined as follows (if more than one of the following clauses (i), (ii) and (iii) is applicable, the FMV Share Price shall be determined first in accordance with clause (i), if it is applicable; second, in accordance with clause (ii), if it is applicable and clause (i) is not applicable, and third, in accordance with clause (iii), if it is applicable and neither clause (i) nor clause (ii) is applicable):

          (i) if the Option has been exercised in connection with an IPO or the Company has consummated an IPO prior to the Closing Date, then the FMV Share Price shall be the offering price to the public per Ordinary Share in the IPO;

          (ii) if either the Option has been exercised in connection with a Qualifying Private Placement or the Company has consummated a Qualifying Private Placement prior to the Closing Date, then the FMV Share Price shall be the purchase price per Ordinary Share in such Qualifying Private Placement;

          (iii) if the Option has been exercised in connection with the Restructuring or the Option has been exercised otherwise and the Restructuring has been consummated prior to the Closing Date, then the FMV Share Price shall be calculated by dividing the value of the Company as agreed in connection with the Restructuring by the number of Ordinary Shares outstanding on the date as of which such value is determined (the "RESTRUCTURING VALUATION DATE"). For this purpose, there shall be added to the value of the Company as so determined the aggregate exercise or conversion price of all outstanding warrants, rights and options to purchase, and securities convertible into share capital of the Company, to the extent not included in the valuation, and to the number of Ordinary Shares outstanding the number of shares issuable upon exercise and conversion of all outstanding warrants, rights and options to purchase, and securities convertible into, share capital of the Company. The Option Shares and any Ordinary Shares owned by or held for the account of the Company or any Wholly Owned Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation; or

          (iv) if the FMV Share Price has not been determined pursuant to clause (i), (ii) or (iii) of this Section 2(e), then the FMV Share Price shall be calculated by dividing the Fair Market Value of the Company as of the Valuation Date by the number of Ordinary Shares outstanding on the Valuation Date plus the number of Ordinary Shares issuable upon the exercise or conversion of all outstanding warrants, rights and options to purchase, and securities convertible into, share capital of the Company. The Option Shares and any Ordinary Shares owned by or held for the account of the Company or any wholly-owned subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation.

In connection with any determination of the FMV Share Price requiring determination of the Fair Market Value of the Company, the Company shall provide Holder a calculation of the amount described in paragraph (ii) of the definition of Fair Market Value of the Company, certified by the Company's independent public accountants, promptly after the applicable Option Exercise Notice is given by Holder.

     (f)  Fair Market Value Determination.  For purposes of clause (iv) of
Section 2(e), the amount set forth in paragraph (i) of the definition of Fair Market Value of the Company (the "COMPANY'S VALUE") as of the Valuation Date shall be determined in accordance with this Section 2(f). Upon receipt of the Option Exercise Notice, each of Holder and the Company shall negotiate in good faith regarding the Company's Value as of the Valuation Date. If the parties agree upon the Company's Value as of the Valuation Date, such agreed value shall be the Company's Value. If the parties are unable to agree on the Company's Value by the date that is ten (10) Business Days after receipt by the Company of the Option Exercise Notice, the Company and Holder shall each appoint an internationally recognized investment banking firm (a "QUALIFIED APPRAISER") within ten (10) Business Days after such date. If either Holder or the Company fails to comply with its obligation to so appoint a Qualified Appraiser and notice thereof is given to the non-complying party by the other party hereunder, the non-complying party shall have a period of ten (10) Business Days to appoint a Qualified Appraiser. If the non-complying party fails to appoint a Qualified Appraiser within such ten (10) Business Day period, the Company's Value shall be determined by the single Qualified Appraiser properly appointed by the other party hereunder. If two Qualified Appraisers are so appointed, they shall be instructed to select within ten (10) Business Days and to notify the Company and Holder promptly thereafter of their selection of a third Qualified Appraiser to be engaged by the Company if the lower determination of the Company's Value is less than 90% of the higher determination as specified below. Upon reasonable notice, the Company will afford each such Qualified Appraiser and its representatives full access during normal business hours to the properties, books and records of the Company and its subsidiaries and will cause its officers and employees and the officers and employees of its subsidiaries to provide additional financial and operating data and other information as the Qualified Appraisers and their representatives may reasonably request. Each of the two Qualified Appraisers shall be instructed to deliver to Holder and the Company its written determination of the Company's Value as of the Valuation Date within 30 days after its retention. If the lower determination is not less than 90% of the higher determination, the Company's Value will be the average of such two determinations. If the lower determination is less than 90% of the higher determination, then the third Qualified Appraiser selected by the two Qualified Appraisers shall be retained by the Company and such third

Qualified Appraiser will determine the Company's Value as of the Valuation Date, taking into consideration as it deems reasonably appropriate the determinations by the other two Qualified Appraisers. Such third Qualified Appraiser shall be instructed to deliver to Holder and the Company its written determination of the Company's Value as of the Valuation Date within 30 days after its retention and the actual Company's Value will be the average of the two closest determinations or, if there are not two closest determinations, the average of all three determinations. The fees and expenses of the Qualified Appraiser appointed by Holder shall be paid by Holder, the fees and expenses of the Qualified Appraiser appointed by the Company shall be paid by the Company and the fees and expenses of the third Qualified Appraiser shall be paid by the Company unless the Option Exercise Notice is revoked by Holder under clause (i)(C) of Section 2(h), in which case the fees and expenses of all Qualified Appraisers shall be paid by Holder.

     (g) Due Diligence. Upon reasonable notice at any time during the Exercise Period, (including during the Due Diligence Period referred to below) the Company will afford Holder and its representatives full access during normal business hours to the properties, books and records of the Company and its subsidiaries and will cause its officers and employees and the officers and employees of its subsidiaries to provide Holder and its representatives with such financial and operating data and other information as Holder and its representatives may reasonably request. Upon delivery of an Option Exercise Notice pursuant to Section 2(c), Holder and its representatives shall have a period of ten (10) Business Days following delivery of such Option Exercise Notice (the "DUE DILIGENCE PERIOD") to conduct any additional review of the books and records of the Company and its subsidiaries and any other additional reasonable due diligence investigation of the Company and its subsidiaries as Holder in good faith deems appropriate with a view to determine whether it intends to revoke its Option Exercise Notice pursuant to clause (i)(A) of
Section 2(h).

     (h)  Revocation of Option Exercise Notice.

          (i) An Option Exercise Notice delivered pursuant to Section 2(c) may be revoked by Holder only in any one of the following circumstances:

               (A) Holder advises the Company in writing on or before the last day of the Due Diligence Period that it does not intend to proceed with the purchase of the Option Shares based on the results of its due diligence review and of the specific reasons therefor;

               (B) the discovery after the delivery of such Option Exercise Notice by Holder to the Company and before the Closing Date of any event or circumstance that was not disclosed to Holder prior to such period, which event or circumstance would have a Material Adverse Effect;

               (C) the amount determined in accordance with paragraph (i) of the definition of Fair Market Value is less than 90% or is more than 120% of the amount determined in accordance with paragraph (ii) of the definition of Fair Market Value.

          (ii)   An Option Exercise Notice delivered other than pursuant to
     Section 2(c) may be revoked by Holder only in any one of the following circumstances:

                 (A) the discovery after the delivery of such Option Exercise Notice by Holder to the Company and before the Closing Date of any event or circumstance that was not disclosed to Holder prior to such period, which event or circumstance would have a Material Adverse Effect;

                 (B) if the applicable Potential Termination Event is not consummated and appropriate notice is given to the Company as provided with respect to such Potential Termination Event.

     (i) Effect of Revocation of Option Exercise Notice. If an Option Exercise Notice is revoked other than pursuant to clause (ii)(B) of Section 2(h), Holder shall be entitled to exercise the Option not more than one additional time beginning not sooner than three (3) months after the date of such revocation, if otherwise within the Exercise Period. If an Option Exercise Notice is revoked pursuant to clause (ii)(B) of Section 2(h), Holder shall be entitled to exercise the Option under Section 2(c) beginning immediately after such revocation.

     (j) Termination of Option. The Option will terminate and have no further force or effect, except for the obligations and rights arising hereunder in respect of the Option prior to such termination, at the time immediately after the earlier of:

          (i) the closing of the sale of Ordinary Shares in an IPO or, if later, eight hours after a Lower or Higher IPO Price Notice has been received by Holder;

          (ii) the closing of the sale of Ordinary Shares in a Qualifying Private Placement or, if later, two (2) Business Days after a Lower or Higher QPP Price Notice has been received by Holder;

          (iii)  the closing of the Restructuring;

          (iv)   the prepayment in full of the Note;

          (v)    the closing of a Reorganization Event; and

          (vi) the failure of Holder to exercise the Option within the applicable Exercise Period.

     (k) Net Borrowing Adjustment Determination. The Net Borrowing Adjustment shall be the positive or negative number calculated by reference to the change in outstanding consolidated indebtedness of the Company for borrowed money (including guarantees of indebtedness for borrowed money of persons other than consolidated subsidiaries of the Company) ("INDEBTEDNESS") occurring between May 28, 1998 and the Valuation Date plus or minus certain other amounts as specified below. The Net Borrowing Adjustment shall be equal to: (i) the amount of the

Indebtedness at the Valuation Date minus (ii) the Indebtedness at May 28, 1998, minus (iii) the aggregate gross purchase price (before depreciation or amortization) of assets (other than cash, cash equivalents or other short term investments) acquired by the Company (other than for the issuance of common equity) between May 28, 1998 and the Valuation Date determined in accordance with GAAP, plus (iv) the amount of net proceeds of the sale or other disposition of assets (other than cash, cash equivalents or other short terms investments) by the Company, net of any costs (including any transfer and income taxes) incurred by the Company in connection with the sale or disposition (other than sales or dispositions of assets the proceeds of which were received by the Company not more than 120 days prior to the Valuation Date and which proceeds have not yet been reinvested or used to reduce Indebtedness), plus (v) the aggregate amount, if any, of dividends (other than stock dividends or their equivalent) paid by the Company between May 28, 1998 and the Valuation Date to the holders of its common equity.

     (l)  Right to Acquire Additional Shares.

          (i) Grant of 20% Option. If (A) the Option has been duly exercised hereunder; (B) the definitive agreement for the Restructuring has been executed and delivered by all parties thereto; and (C) the total ownership of Ordinary Shares by Holder (including Holder's Affiliates, successors and assigns) after giving effect to the issuances of Ordinary Shares upon exercise of the Option and the closing of the Restructuring would be less than 20% of the sum of (i) the Ordinary Shares outstanding immediately after such closing of the Restructuring plus (ii) the Ordinary Shares issuable upon the exercise or conversion of all warrants, rights and options to purchase, and securities convertible into, Ordinary Shares then outstanding (any Ordinary Shares owned by or held for the account of the Company or any Wholly Owned Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation) (the "FULLY DILUTED ORDINARY SHARES"), then Holder shall have the right (the "20% OPTION") to purchase from the Company up to such number of additional Ordinary Shares (the "ADDITIONAL SHARES") as would result in Holder (including Holder's Affiliates, assigns and successors) owning 20% of the sum of the Fully Diluted Ordinary Shares and the number of Additional Shares issuable upon exercise of the 20% Option. The price per Ordinary Share for the Additional Shares shall equal the FMV Share Price determined in accordance with clause (iii) of Section 2(e), without any discount. The 20% Option will expire and have no further force and effect unless exercised on or before to the date that is two years after the date hereof.

          (ii) Exercise of the 20% Option. If Holder intends to exercise the 20% Option, Holder shall deliver, on or before the date that the definitive agreement for the Restructuring is executed and delivered by all parties thereto, a written notice in the form attached hereto as Exhibit C (the "20% EXERCISE NOTICE") duly completed and executed, to the Company at its Administrative Office and in compliance with the terms of Section 3(b). Except as set forth in clause (iii) of this Section 2(l), once delivered to the Company, the 20% Exercise Notice shall be irrevocable and shall unconditionally obligate Holder and the Company to satisfy each of the closing obligations set forth in Section 3(b). If the Restructuring closes, the 20% Option will also close.

          (iii) Revocation of 20% Option. Holder may revoke its exercise of the 20% Option prior to the 20% Closing if the definitive agreement for the Restructuring has not been consummated for any reason other than the breach thereof by Holder or any party Affiliated with Holder or DPC. Likewise, the Company may terminate its obligation under the 20% Option notwithstanding its prior exercise, if the definitive agreement for the Restructuring has not been consummated for any reason other than the breach thereof by the Company or any of its Affiliates.

     SECTION 3   CLOSINGS.
                 --------

     (a)  Closing of the Option.

          (i) The closing of the purchase of the Option Shares by Holder (the "CLOSING") shall occur at the Administrative Office of the Company on the date (the "CLOSING DATE") that shall be determined as follows (but in any event at least three (3) Business Days prior to the Maturity Date) or, if later, the date that is twenty (20) Business Days after the Fair Market Value of the Company has been determined in accordance with Section 2(f):

                 (A) If the Option Exercise Notice is delivered by Holder pursuant to Section 2(b) and the Potential Termination Event is an IPO or a Qualifying Private Placement, the Closing shall occur concurrently with the closing of such IPO or Qualifying Private Placement, as applicable.

                 (B) If the Option Exercise Notice is delivered by Holder pursuant to Section 2(b) and the Potential Termination Event is the Restructuring, the Closing shall occur concurrently with the closing of the Restructuring.

                 (C) If the Option Exercise Notice is delivered by Holder pursuant to Section 2(b) and the Potential Termination Event is a Reorganization Event, the Closing shall occur concurrently with the closing of the Reorganization Event.

                 (D) If the Option Exercise Notice is delivered by Holder pursuant to Section 2(b) and the Potential Termination Event is the prepayment of the Note in full, the Closing shall occur on or before the date that is three (3) Business Days prior to the date of such prepayment.

                 (E) If the Option Exercise Notice is delivered by Holder pursuant to Section 2(c), the Closing shall occur on the date that is twenty (20) Business Days after the Fair Market Value of the Company has been determined in accordance with Section 2(f).

          (ii) Obligations of Holder at the Closing. At the Closing, Holder shall:

                 (A) pay to the Company an amount equal to the Purchase Price plus the sum of the Additional Amount due under the Note, either (i) in immediately available Dollar funds, such payment to be made in accordance with the written payment instructions delivered to Holder by the Company (which instructions shall be given to Holder not less that three (3) Business Days prior to the Closing Date); or if the Company so elects in its discretion, (ii) by delivering and surrendering, or causing to be delivered and surrendered, to the Company the Note together with the full and unconditional release of the Pledge (the "PLEDGE RELEASE"); and

                 (B) execute and deliver, and cause to be executed and delivered by each Person receiving Option Shares in connection with the exercise of the Option, the Exchange Agreement, the Registration Rights Agreement and the Shareholders' Agreement.

          (iii) Obligations of the Company at the Closing. At the Closing, the Company shall:

                 (A) issue the Option Shares in accordance with applicable law, and deliver duly executed share certificates of the Company representing the Option Shares, to and in the name of the appropriate recipient(s) thereof, which Option Shares shall upon the issuance thereof be duly authorized, fully paid, non-assessable and free and clear of all Encumbrances created by or originating with the Company or its Affiliates;

                 (B) deliver the Exchange Agreement and the Shareholders' Agreement, each duly executed by UIH Europe, and the Registration Rights Agreement, duly executed by the Company;

                 (C) deliver an opinion of counsel to the Company, reasonably acceptable to Holder, stating that the Option Shares have been duly authorized and validly issued, that the share certificates of the Company representing the Option Shares have been duly authorized and executed by the Company, and that the Exchange Agreement, the Shareholders' Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered and constitute binding obligations of UIH Europe or the Company, as the case may be, in accordance with their terms; and

                 (D) deliver to Holder a certificate of a responsible officer of the Company, reasonably acceptable to Holder, to the effect that the representations and warranties set forth in Section 4 are accurate and correct also as of the Closing (except as otherwise disclosed in writing by the Company to Holder prior to the Closing Date); that all approvals, consents and authorizations of any third party required for the consummation by the Company of the transactions contemplated hereby have been obtained; and that none of the disclosures about the Company and its subsidiaries contained in the filings made by UIHI with the United States Securities and Exchange Commission after February 28, 1998, when all such disclosures are read together in their entirety, contains any untrue statement or a material fact, or omits to state any material fact necessary to make the statements contained there, in light of the circumstances under which made, not misleading (except as otherwise disclosed in writing by the Company to Holder prior to delivery of the Option Exercise Notice).

     (b)  Closing of the 20% Option.

          (i) The closing of the purchase of the Additional Shares by Holder (the "20% CLOSING") shall occur at its Administrative Office on the date (the "20% CLOSING DATE") the Restructuring closes and not otherwise.

          (ii) Obligations of Holder at the 20% Closing. At the 20% Closing, Holder shall:

                 (A) pay to the Company an amount, in immediately available Dollar funds, equal to the FMV Share Price determined in accordance with clause (iii) of Section 2(e) times the aggregate number of Additional Shares being purchased, such payment to be made in accordance with the written payment instructions delivered to Holder by the Company (which instructions shall be given to Holder not less that three (3) Business Days prior to the 20% Closing Date); and

                 (B) execute and deliver, and cause to be executed and delivered by each Person receiving Additional Shares in connection with the exercise of the 20% Option, the Exchange Agreement, the Shareholders' Agreement and the Registration Rights Agreement.

          (iii) Obligations of the Company at the 20% Closing. At the 20% Closing, the Company shall:

                 (A) issue the Additional Shares receivable in respect of the 20% Exercise Notice in accordance with applicable law, and deliver duly executed share certificates of the Company representing the Additional Shares, to and in the name of the appropriate recipient(s) thereof, which Additional Shares shall upon the issuance thereof be duly authorized, fully paid, non-assessable and free and clear of all Encumbrances created by or originating with the Company or its Affiliates; and

                 (B) deliver an opinion of counsel to the Company, reasonably acceptable to Holder, stating that the Additional Shares have been duly authorized and validly issued, that the share certificates of the Company representing the Additional Shares have been duly authorized and executed by the Company, and that the Exchange Agreement, the Shareholders' Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered and constitute binding obligations of UIH Europe or the Company, as the case may be, in accordance with their terms.

     (c)  Obligations in connection with the Closings.

          (i) The Company, on the one hand, and Holder, on the other hand, shall each bear half of any and all documentary, stamp or similar taxes payable or to become payable in respect of the issue or delivery of the Option Shares and the Additional Shares to Holder hereunder.

          (ii)   If the Closing Date determined in accordance with clause (i) of
     Section 3(a) will occur after the Maturity Date, DPC shall at their sole effort, cost and expense arrange for an extension of such maturity date to
     (A) a date consistent with the Company being able to use the payment of the Purchase Price for repayment of the Note, or(B) the date that is 180 days after revocation of the subject Exercise Notice by Holder, as applicable.

          (iii) If the Company elects to require that the amount due from Holder under clause (a)(ii) of this Section 3 shall be paid by delivery of the Note in accordance with clause (a)(ii)(A)(ii) of this Section 3, the Company shall provide written notice of such election to Holder prior to the Closing Date determined in accordance with clause (i) of Section 3(a). If such Closing Date is to occur prior to the date that is twenty-five (25) Business Days after the date such notice was received by Holder and Holder is not in possession of the Note, the Closing shall occur in escrow on the Closing Date by executing and depositing in escrow with counsel to the Company all agreements, share certificates and other documents and instruments to be executed and delivered by the parties at the Closing (other than the Note and the Pledge Release), and all such agreements, share certificates and other documents and instruments shall be held in escrow by such counsel to the Company subject only to satisfaction of Holder's binding and irrevocable obligation to deliver the Note and the Pledge Release on or prior to the last day of such twenty-five (25) Business Day period.

          (iv)   Certain Expenses.
                 ----------------

                 (A)  Surrender Costs. If the Company elects to require that the
                      ---------------
     amount due from Holder under clause (a)(ii) of this Section 3 shall be paid by delivery of the Note in accordance with clause (a)(ii)(A)(ii) of this
     Section 3, and the exercise of the Option is made or deemed made pursuant to Section 2(b) hereof, the Company shall reimburse to Holder at the Closing an amount equal to the cost actually incurred by Holder to acquire the Note for such purpose (the "SURRENDER COSTS"), such amount to be calculated in accordance with Schedule 3(c) hereof. The Company shall not be obligated to reimburse Holder or any other Person for all or any part of the Surrender Costs if the Option is exercised or deemed to have been exercised not in connection with a Potential Termination Event.

                 (B)  Finance Costs. If Holder desires to satisfy its obligation
                      -------------
     to pay the amount due therefrom under clause (a)(ii) of this Section 3 by delivering the Note and the Pledge Release pursuant to clause
     (a)(ii)(A)(ii) of this Section 3, Holder shall provide written notice thereof to the Company not less than ten (10) Business Days prior to the Closing. If the Company thereafter notifies Holder in writing not less than five (5) Business Days prior to the Closing that such amount must be paid in cash pursuant to clause (a)(ii)(A)(i) of this Section 3, the Company shall reimburse to Holder at the Closing an amount equal to the cost actually and reasonably incurred by Holder to finance the payment of such amount in cash. Holder will attempt to advise the Company in advance of the amount of such finance costs.

          (v) Should a notice of payment in cash be given by the Company in the event referred to and in accordance with clause (c)(iv)(B) of this
     Section 3, the Company shall make the necessary arrangements so that the Note will be repaid in full at the Closing from the proceeds of the payment in cash made by Holder to the Company at the Closing. For such purpose, and without derogating from the generality of the foregoing, the Company shall establish or cause to be established a special bank account to be used solely for receiving Holder's payment in cash and repaying the Note therefrom. Such bank account and the identity of the Person in whose name it is maintained shall be specified in the Company's notice of payment in cash. At the Closing (A) the amount due from Holder under clause (a)(ii) of this Section 3 will be paid in immediately available Dollar funds to such bank account, and (B) the Company shall deliver to Holder a certified copy of irrevocable written instruction of the Person in whose name such bank account is maintained to the bank with which it is maintained to transfer from such bank account on the Closing Date, in immediately available Dollar funds, the amount necessary to repay in full the Note on such date.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.  The Company hereby represents
                 ------------------------------
and warrants to DPC as follows:

     (a) Organization, Standing and Qualification. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which it is required to be so qualified or licensed except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company.

     (b) Capitalization. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The obligation of the Company to issue the Option Shares and the Additional Shares under the terms of this Agreement has been duly authorized by the Company, and upon the proper exercise of the Option in accordance with its terms and, if applicable, the 20% Option, upon payment of the Purchase Price and any purchase price for the Additional Shares, upon compliance by Holder with the other terms and conditions set forth in Section 3 and upon issuance of the Option Shares and the Additional Shares, the Option Shares and the Additional Shares will be validly issued, fully paid, non-assessable and free and clear of Encumbrances created by or originating with the Company or its Affiliates.

     (c) Authorization and Validity of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. All corporate proceedings on the part of the Company necessary to approve this Agreement and to consummate the transactions contemplated hereby have been taken.

     (d) No Conflict with Other Instruments; No Approvals Required. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not violate any provision of law applicable to the Company, and will not violate the articles of association or other governing documents of the Company or any material agreement to which the Company is a party or by which the Company or any of its assets or properties is bound. Except as set forth on Schedule 4(d), there are no approvals, consents or authorizations of any third party required for the Company to consummate the transactions contemplated hereby.

     (e) Financial Statements. Except as otherwise stated in the notes thereto, the financial statements of the Company have been prepared in conformity with generally accepted accounting principles for the Netherlands ("GAAP") applied on a consistent basis and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. Except as reflected in such financial statements and the notes thereto, the Company has no liabilities that are, individually or in the aggregate, material to the Company other than ordinary course liabilities incurred since the last date of such financial statements.

     (f) Disclosure. None of the representations or warranties made by the Company herein or in any Schedule delivered pursuant hereto, and none of the disclosures about the Company and its subsidiaries contained in the filings made by UIHI with the United States Securities and Exchange Commission after February 28, 1998, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     SECTION 5.  COVENANTS.
                 ---------

     (a) Financial Information, etc. The Company will deliver, or will cause to be delivered, to Holder copies of the following financial statements, reports and information:

          (i) promptly when available and in any event within 75 days after the close of each fiscal year of the Company, a balance sheet at the close of such fiscal year, and related statements of earnings, shareholders' equity and cash flows for such fiscal year, together with supporting notes thereto, of the Company (with comparable information at the close of and for the prior fiscal year) prepared in accordance with GAAP consistently applied and audited by Arthur Andersen & Co. or comparable firm of independent public accountants, such financial statements to include also the adjustments in the information presented therein as required for purpose of reconciling any difference between the GAAP and the generally accepted accounting principles applied in the United States of America; and

          (ii) promptly when available, and in any event within 35 days after the close of each fiscal quarter of each fiscal year, a balance sheet at the close of such fiscal quarter and related statements of earnings and cash flows for such fiscal quarter and for the period commencing at the close of the previous fiscal year and ending with the close of such fiscal quarter (with comparable information at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year) prepared in accordance with GAAP consistently applied, and certified by the chief financial officer and the principal accounting officer of the Company.

     (b) Reporting by UIHI. The Company will deliver, or cause to be delivered, to Holder copies of all reports filed by UIHI with the United States Securities and Exchange Commission, and all press releases of UIHI referring to the Company or any of its subsidiaries within five (5) Business Days after they have been filed or released.

     (c) Reporting by the Company. The Company will notify Holder in writing of the occurrence or discovery of any event or circumstance with respect to the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect, as soon as practicable after such occurrence or discovery, if not already disclosed in any filing or press release of UIHI delivered to Holder.

     SECTION 6.  RESTRICTIONS ON TRANSFER AND ASSIGNMENT.
                 ---------------------------------------

     (a) Transfer Restrictions. Neither the Option, the 20% Option, any interest in either or in the Option Shares or Additional Shares may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of (each a "TRANSFER"), in whole or in part, except as provided in this Section 6 or, in the case of the Option Shares and the Additional Shares, the Shareholders' Agreement. Any Transfer of, or agreement to Transfer, the Option, the 20% Option, any Option Shares, any Additional Shares or any interest in any thereof in violation of this Section 6 shall be null and void and of no effect on the Company.

     (b) Affiliate Transfers. DPC may Transfer the Option or the 20% Option, in whole or in part, to any Affiliate of DIC or PEC provided that (i) such assignee agrees in writing to be bound by and subject to the terms and conditions hereof;
(ii) Holder and such assignee have provided the Company with opinions of counsel reasonably satisfactory to the Company stating that such Transfer complies with all applicable securities laws; (iii) Holder provides written notice thereof to the Company at least ten (10) Business Days prior to such Transfer and (iv) Holder pays any value added, sales, transfer or other tax imposed by any governmental authority and any additional expenses incurred by the Company in connection with such Transfer. If at any time Holder ceases to be an Affiliate of DIC, PEC or both, and appropriate actions shall not have been completed within a twenty (20) Business Day period such that Holder is again an Affiliate of DIC, PEC or both, then the Option and the 20% Option shall terminate and the Company shall have no obligation hereunder. The Option and the 20% Option may not be exercised at any time during the period Holder is not an Affiliate of DIC, PEC or both.

     (c) No Transfers to Note Holder. Notwithstanding any other provision of this Agreement to the contrary, Holder may not Transfer the Option, the 20% Option, the Option Shares or the Additional Shares, or any interest in any of the foregoing, to the holder of the Note at any time or the majority shareholder of the holder of the Note at any time other than on the Closing Date and solely for the purpose of payment of the Purchase Price pursuant to Section 3(a)(ii)(A)(ii).

     SECTION 7.  ANTI-DILUTION PROVISIONS
                 ------------------------

     (a) General. The number of Option Shares and Additional Shares that shall be issued upon proper exercise of the Option and the 20% Option respectively upon compliance by Holder with Section 2 and 3 hereof will be subject to change or adjustment if any of the following events or circumstances occurs

     (b) Stock Dividends, Splits, Combinations, Reclassifications, etc. If at any time following the Valuation Date but prior to the Closing, there shall occur (i) any declaration of or distribution on the Ordinary Shares payable in shares of the Company's capital stock (whether Ordinary Shares or any other class of capital stock), (ii) the subdivision of Ordinary Shares into a greater number of shares, (iii) the combination of the outstanding Ordinary Shares into a smaller number of shares or (iv) the issuance of any shares of the Company's capital stock by reclassification of the Ordinary Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Ordinary Shares to be issued to Holder as Option Shares and Additional Shares, as the case may be, shall be adjusted such that Holder thereafter shall receive the aggregate number and kind of shares which Holder would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification if the Option Shares and Additional Shares, as the case may be, had been issued to Holder immediately prior to such action.

     (c) Issuance at less than Fair Market Value Price. If the Company, at any time after the Valuation Date and before the Closing Date, issues any Ordinary Shares at a price per share less than the FMV Share Price (other than pursuant to warrants, options or rights to purchase, or securities convertible into, Ordinary Shares outstanding on the Valuation Date) or any warrants, options or rights to purchase, or securities convertible into, Ordinary Shares at a price per share less than the FMV Share Price (excluding (i) warrants, options or rights to purchase, or securities convertible into, Ordinary Shares with respect to which provision is made for Holder to receive comparable securities, and (ii) issuances that are primarily compensatory in nature for services rendered or to be rendered to the Company or any of its subsidiaries) (such Ordinary Shares or Ordinary Shares issuable upon exercise or conversion of such securities, "NON-FMV SHARES") then, in addition to the Option Shares and Additional Shares, as the case may be, Holder shall be offered the right to purchase, at such price, a number of Non-FMV Shares equal to (a) the total number of Non-FMV Shares issued during such period, multiplied by (b) a fraction the numerator of which is the total number of Option Shares plus the total number of Additional Shares and the denominator of which is the total number of Ordinary Shares outstanding on the Valuation Date.

     (d) Distribution of Evidences of Indebtedness. If the Company, at any time after the Valuation Date and before the Closing Date, shall make a distribution to all holders of Ordinary Shares evidencing its indebtedness or assets excluding dividends paid on or distributions of the Company's capital stock for which the number of Option Shares and Additional Shares purchasable hereunder shall have been adjusted pursuant to Section 7(b), then Holder shall be entitled to receive an equal distribution, pro rata with the other holders of Ordinary Shares based on the proportion that the sum of total number of Option Shares plus the total number of Additional Shares bears to the total number of Ordinary Shares outstanding on the Valuation Date.

     SECTION 8.  REORGANIZATION EVENT.
                 --------------------

     (a) "REORGANIZATION EVENT" means (i) any consolidation or merger of the Company with or into another entity (including any individual, partnership, joint venture, corporation, trust or group thereof), or (ii) any sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Company. The term Reorganization Event shall not include any transaction referred to in Section 7.

     (b) In case of any Reorganization Event, the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that Holder shall have the right in connection therewith, by exercising the Option (and the 20% Option, if applicable), to purchase the kind and amount of shares and other securities and property receivable upon such Reorganization Event by a holder of the number of Ordinary Shares that would have been received immediately prior to the consummation of such Reorganization Event upon proper
exercise of this Option (and the 20% Option, if applicable).   Any such
provision shall include provision for adjustments in respect of such shares and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The Company shall as soon as reasonably practicable after the determination has been made to proceed with the Reorganization Event and in any event not less than 10 Business Days before the occurrence of the Reorganization Event, cause to be mailed to Holder a notice describing in reasonable detail such Reorganization Event and informing Holder of the terms and conditions applicable to Holder's exercise of this Option.

     SECTION 9.  INDEMNIFICATION.
                 ---------------

     (a) Indemnification by Holder. Holder hereby agrees to fully indemnify the Company for any loss or damage incurred by the Company as a consequence of Holder's failure to timely satisfy all obligations of Holder under this Agreement. In addition, if Holder fails to perform its obligations hereunder on or before the Closing Date, the Company shall have the right to elect, by providing written notice hereunder to Holder, either (i) to terminate the Option and all rights of Holder hereunder; or (ii) to require Holder to fully perform each of its obligations hereunder including, without limitation, payment in full of the Purchase Price and other amounts due hereunder.

     (b) Indemnification by the Company. The Company hereby agrees to fully indemnify Holder for any loss or damage incurred by Holder as a consequence of the Company's failure to timely satisfy all obligations of the Company under this Agreement. In addition, if the Company fails to perform its obligations hereunder on or before the Closing Date, Holder shall have the right to elect, by providing written notice hereunder to the Company, either (i) to require the Company to fully perform each of its obligations hereunder including, without limitation, the issuance and delivery of the Option Shares or the Additional Shares, as applicable, or (ii) revoke the exercise of the Option or the 20% Option, as applicable.

     SECTION 10.    MISCELLANEOUS PROVISIONS.
                    ------------------------

     (a)  Confidentiality Agreement.

          (i) All information with respect to the business and operation of the Company (whether written or oral) furnished (whether before or after the date hereof) by the Company or any of the Company's directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, the "COMPANY REPRESENTATIVES") to DPC or any of DPC's directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, the "DPC REPRESENTATIVES") pursuant to this Agreement or in connection with the transactions contemplated hereby or that reflects any such information is hereinafter referred to as the "INFORMATION". The term Information will not, however, include information which (A) is or becomes publicly available other than as a result of a disclosure by DPC or the DPC Representatives, (B) is or becomes available to DPC from a source (other than the Company or the Company Representatives) which, to the best of DPC's knowledge after due inquiry, is not prohibited from disclosing such information to DPC by a legal, contractual or fiduciary obligation to the Company, or (C) was known to DPC or the DPC Representatives prior to disclosure by the Company or the Company Representatives.

          (ii) DPC hereby agrees that DPC and the DPC Representatives (A) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with
     Section 10(a)(iii) below), without the Company's prior written consent, disclose any Information in any manner whatsoever (other than to the DPC Representatives as specified below), and (B) will not use any Information other than to make a determination as to whether to exercise the Option or the 20% Option hereunder and with respect to related matters in connection therewith. DPC and the DPC Representatives will provide information only to the DPC Representatives (A) who need to know the Information for the purpose of evaluating an exercise of the Option or the 20% Option, (B) who are informed by DPC of the confidential nature of the Information and (C) who agree to act in accordance with the terms of this Section 10(a). DPC will cause the DPC Representatives to observe the terms of this Section 10(a), and DPC will be responsible for any breach of this Agreement by any of the DPC Representatives as if they were party hereto. DPC agrees that it and the DPC Representatives will not use the Information in any other manner whatsoever, including but not limited to use by DPC or its subsidiaries or other affiliated organizations: (A) to compete or assist in competing against the Company; (B) to contact, either directly or indirectly, any existing or potential customers, suppliers or employees of the Company in any matter related to the Company's business or operations; (C) in connection with any other business activity in which DPC or the DPC Representatives are currently engaged or in which DPC or the DPC Representatives may hereafter be engaged; (D) in any other manner detrimental to the Company or UIHI; or
     (E) in connection with the acquisition (other than from UIHI) of any securities of UIHI.

          (iii) If DPC or any of the DPC Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, DPC will, if permitted by applicable law, regulation or legal process, exercise all reasonable efforts to notify the Company promptly so that the Company may seek a protective order or other appropriate remedy or, in the Company's sole discretion, waive compliance with the terms of this Section 10(a). In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this Agreement, the Company will furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     (b) Governing Law. This Agreement shall be deemed to be a contract made under the laws of The Netherlands and for all purposes shall be construed in accordance with such laws.

     (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                    if to the Company, to it at:

                    Fred. Roeskestraat 123
                    1076 EE Amsterdam
                    The Netherlands
                    Attention:
                    Telephone:

                    Facsimile No.:


                    with a copy to:

                    Holme Roberts & Owen LLP
                    1700 Lincoln Street, Suite 4100
                    Denver, Colorado  80203
                    Attention:  W. Dean Salter, Esq.
                    Telephone:  +1 303 861 7000
                    Facsimile No.:  + 1 303 866 0200
                    if to Holder, to:

                    DIC Communication and Technology Ltd.
                    14 Beth Hashoeva Lane, Tel-Aviv 65814, Israel
                    Telephone:  +972 3 567 2700
                    Facsimile No.:  +972 3 560 2327
                    Attention:  Managing Director

                    and

                    PEC Israel Economic Corporation
                    511 Fifth Avenue, New York, New York 10017, U.S.A.
                    Telephone:  +1 212 687 2400
                    Facsimile No.:  +1 212 599 6281
                    Attention:  President


                    with a copy to:

                    Discount Investment Corporation Ltd.
                    14 Beth Hashoeva Lane, Tel-Aviv 65814, Israel
                    Telephone:  +972 3 567 2700
                    Facsimile No.:  +972 3 560 2327
                    Attention:  Managing Director

     (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

     (e) Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Schedules delivered pursuant hereto, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be Transferred, except as otherwise specifically provided herein.

     (f) No Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     (g) References to DPC. References herein to DPC shall refer to DIC and PEC individually or collectively, as the context may require. Whenever DPC is required to perform obligations hereunder, such obligations may be performed by either DIC or PEC or both, but each such obligation must be performed in its entirety.

     This Agreement is executed by the parties on the date first written above.

UNITED PAN-EUROPE COMMUNICATIONS N.V.

By:   /s/ Mark L. Schneider
   ------------------------
   Name:  Mark L. Schneider
          -----------------
   Title: Attorney-in-Fact
          -----------------

DIC COMMUNICATION AND TECHNOLOGY LTD.

By:   /s/ Jon Boock           /s/ Shlomo Cohen
   -------------------------------------------
   Name:  Jon Boock            Shlomo Cohen
         -------------------------------------
   Title: Director             Legal Counsel
         -------------------------------------

PEC ISRAEL ECONOMIC CORPORATION

By:   /s/ James I. Edelson
   ------------------------
   Name:  James I. Edelson
          -----------------
   Title: Executive Vice President
          -------------------------

                                   EXHIBIT A
                        FORM OF OPTION EXERCISE NOTICE

United Pan-Europe Communications N.V. [Address]
Gentlemen:

Reference is made to that certain Option Agreement dated ________, 1998 (the "Agreement"), between United Pan-Europe Communications N.V., a company organized under the laws of The Netherlands (the "Company"), DIC Communication and Technology Ltd., a corporation organized and existing under the laws of Israel ("DIC"), and PEC Israel Economic Corporation, a corporation organized and existing under the laws of Maine, U.S.A. ("PEC"). All capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement. In accordance with the provisions of Section 2(a) of the Agreement, we hereby jointly exercise the Option and agree to purchase the Option Shares on the Closing Date in accordance with, and subject to, the Agreement. The Option Shares [and the Additional Shares] shall be issued to Holder and its Affiliates as follows:

Please provide us on or before the third (3rd) Business Day prior to the Closing Date with written instructions regarding the transfer to the Company's account of the Purchase Price and other sums due from us under the Agreement.


[DIC COMMUNICATIONS AND TECHNOLOGY LTD.]


By: _________________________________
    Title: ___________________________

Date: ________________________________


[PEC ISRAEL ECONOMIC CORPORATION]


By: _________________________________
    Title: ___________________________

Date: ________________________________

                                 Schedule 3(c)


                                Surrender Costs
                                ---------------